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                                  EXHIBIT 25.5


                     POWER OF ATTORNEY OF MICHAEL S. LESSER
                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Joseph Hines and Clarence J. Baudhuin, or each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form S-8 Registration Statement for filing with the Securities and Exchange Commission respecting the registration of 1,000,000 shares of Common Stock, $.001 par value, of Zila, Inc., a Delaware corporation, subject to the 1997 Stock Option Award Plan, together with any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         DATED: December 11, 1997

                                                     /s/ Michael S. Lesser
                                                     ---------------------------
                                                     MICHAEL S. LESSER

State of Arizona          )
                          )  ss.
County of Maricopa        )

         On this December 11, 1997, before me, the undersigned Notary Public, personally appeared Michael S. Lesser, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            /s/ Janice L. Backus
                                            ------------------------------------
                                            Notary Public

My commission expires:

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